Filed Pursuant to Rule 424(b)(5)

Registration No. 333-238929

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 16, 2020)

DESTINATION XL GROUP, INC.

11,111,111 Shares of Common Stock

We are offering 11,111,111 shares of our common stock, par value $0.01 per share (our “common stock”), pursuant to this prospectus supplement and the accompanying prospectus to certain institutional investors. The per share offering price of the shares is $0.45.

Our common stock is quoted on the OTC Market Group’s OTCQX market (“OTCQX”) under the symbol “DXLG.” On February 4, 2021, the last reported sales price of our common stock on the OTCQX was $0.6325 per share.

We are subject to General Instruction I.B.6 of Form S-3, which limits the amounts that we may sell under the registration statement of which this prospectus supplement forms a part. The aggregate market value of our outstanding common stock held by non-affiliates is approximately $32,402,071, based on 40,502,589 shares of outstanding common stock held by non-affiliates on February 1, 2021, at a price of $0.80 per share, which was the last reported sale price of our common stock on January 29, 2021. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

We have retained D.A. Davidson & Co. as our sole placement agent with respect to this offering to use its reasonable best efforts to solicit offers to purchase shares of common stock in this offering.

	Per Share	Total Amount
Offering price	$0.45	$4,999,999.95
Placement agent fees(1)	$0.0315	$349,999.99
Proceeds to us, before offering expenses	$0.4185	$4,649,999.96

(1)

We have also agreed to (i) reimburse the placement agent for certain out-of-pocket accountable expenses incurred by it in connection with this offering, up to a maximum of $50,000 and (ii) pay the placement agent a cash retainer of $100,000. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock is expected to be made against payment therefor to purchasers on or about February 9, 2021.

D.A. DAVIDSON & CO.

Sole Placement Agent

The date of this prospectus supplement is February 5, 2021.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (Registration No. 333-238929) we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

You should rely only on information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we, nor the placement agent have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference herein.

Neither we, nor the placement agent take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. Neither we, nor the placement agent are making an offer to sell or seeking offers to buy these securities in any jurisdiction where an offer or sale is not permitted. The information contained in this prospectus supplement is current only as of the date of this prospectus supplement regardless of the time of delivery of this prospectus supplement or of any sale of our common stock. Our business, financial condition, results of operation and prospects may have changed since that date.

We own various U.S. federal trademark registrations and applications, and unregistered trademarks and service marks, including “DXL” and our corporate logo. All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before deciding to invest in our common stock. You should carefully read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including each of the documents incorporated by reference herein or therein, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” and the financial statements and related notes incorporated by reference into this prospectus supplement, the accompanying prospectus and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement before deciding to invest in shares of our common stock. Unless the context requires otherwise, references in this prospectus supplement to “our company,” “we,” “us” and “our” refer to Destination XL Group, Inc. and its consolidated subsidiaries, except where the context otherwise requires.

Overview

Destination XL Group, Inc., together with its subsidiaries (the “Company”), is the largest specialty retailer of big & tall men’s clothing and shoes with retail locations in the United States and Toronto, Canada. We operate under the trade names of Destination XL®, DXL®, DXL Men’s Apparel, DXL outlets, Casual Male XL® and Casual Male XL outlets. We currently operate 226 DXL retail stores, 17 DXL outlet stores, 46 Casual Male XL retail stores, 22 Casual Male XL outlet stores and a direct business at www.dxl.com. In fiscal 2018, we launched a wholesale business unit focused on product development and distribution relationships with key retailers offering both private label and co-branded men’s big & tall apparel lines.

We define the big & tall men’s clothing market as starting at a waist size of 42” and greater, as well as tops sized 1XL and greater. Growth in this segment historically has been driven by rapidly changing market demographics. We believe that we can increase our market share by catering to the broader target market, attracting customers from various income, age and lifestyle segments and offering the widest selection of sizes and styles that fit well. An opportunity also exists for market share growth from the lower-size range of our market, that is, men with a 38” to 46” waist size, which we define as our “end-of-rack” customers. These sizes are usually at the high end of the size range for most men’s apparel retailers and, as a result, the selection is usually limited at such retailers.

Our Business

We operate as an omni-channel retailer of big & tall men’s clothing and shoes. Through our multiple brands, which include both branded apparel and private-label, we provide a premium, personalized shopping experience, whether in-store or online, with a broad range of merchandise at varying price points, catering from the value-oriented customer to the higher-end customer. Our objective is to appeal to all of our customers by providing a good, better, best array of product assortments in all primary lifestyles with multiple and convenient ways to shop. Our DXL retail stores and e-commerce site, dxl.com, cater to all income demographics and offer our customers merchandise to fit a variety of lifestyles from casual to business, young to mature, in all price ranges and in all large sizes from XL and up. In addition, a complete offering of shoes in sizes 10W to 18W is available at dxl.com. Our Casual Male XL retail stores primarily carry moderate-priced branded and private-label casual sportswear and dresswear. We also operate Casual Male XL outlets and DXL outlets for our value-oriented customer. Through online marketplaces, we are able to extend our reach, by providing a select offering of our merchandise to new customers who may not be current DXL customers. In addition to our retail channels, we also launched a wholesale channel in fiscal 2018.

Recent Developments

Voluntary Delisting and Transition to OTCQX

In December 2020, we announced that we intended to voluntarily delist our common stock from the Nasdaq Capital Market and to begin trading on the OTCQX, and we began trading on the OTCQX on December 22, 2020.

As previously disclosed, in 2020 we received notices from Nasdaq regarding noncompliance with its continued listing requirements, including the requirements to maintain a minimum consolidated closing bid price of $1.00 per share and to maintain a minimum $2.5 million stockholders’ equity for continued listing on the Nasdaq Capital Market. At October 31, 2020, the Company’s stockholders’ equity was below the minimum requirement. The Company’s Board of Directors determined that it was in the best interest of the Company and its stockholders to delist from Nasdaq based on several factors, including the cost to stay listed on Nasdaq, the feasibility of regaining compliance with the Listing Standards of Nasdaq, as well as the impact that the COVID-19 pandemic has had on the Company’s revenues and the uncertainty regarding its duration.

Holiday Sales and Outlook

In January 2021, we announced results for the 9-week holiday sales period ended January 2, 2021, on an unaudited basis, including:

•	Total sales decreased 23.9% to $78.4 million compared to $103.1 million for the 9-week holiday sales period ended January 4, 2020;

•

Comparable sales in our omni-channel retail business for the same period decreased 24.0%, primarily due to a decrease in comparable store sales of 38.1% which was partially offset by an increase in comparable sales from our direct business of 12.7%. Direct sales are defined as sales that originate online, whether through our website, at the store level or through a third-party marketplace.

•	The comparable increase in the direct business is driven by an increase in sales from our DXL.com website of 28.4%.

•	Included in total sales are sales from our wholesale business of $4.0 million for the 9-week holiday sales period compared to $3.4 million for the same period last year.

Based on the holiday sales results and expectations for the fourth quarter of fiscal 2020, we expect total sales for fiscal 2020 of $317.0 million to $319.0 million, with comparable sales in our omni-channel retail business for the full year to be down 32.6% to 32.9%. The Company also expects adjusted EBITDA of $(26.0) million to $(27.0) million, cash flow from operating activities for the full year of approximately $(1.8) million to $0.2 million, and free cash flow for the full year of approximately $(4.0) million to $(6.0) million. Adjusted EBITDA and free cash flow are non-GAAP financial measures, see “Non-GAAP Measures” below. Our plans for fiscal 2021 include expected sales of approximately $385.0 million to $402.0 million, adjusted EBITDA of approximately $11.0 to $18.0 million, cash flow from operating activities greater than $4.3 million and positive free cash flow. We expect to achieve these results through continued penetration of our direct business, a modest recovery in store traffic during the course of the year, and a slight improvement in our wholesale business. We expect a 10.8% to 14.8% decline in comparable sales from fiscal 2019 levels, with comparable store sales down 23.8% to 27.8% and our direct business up 26.9% to 30.7%,

Potential Debt Refinancing

We are currently in discussions with a lender regarding a refinancing of our existing FILO (first in-last out) loan with Bank of America, N.A. At October 31, 2020, the outstanding balance of $15.0 million was in a

6-month LIBOR-based contract with an interest rate of 6.00%. Any such refinancing will be subject to due diligence review and customary closing conditions, and there is no guarantee or assurance that we will be able to negotiate or enter into a refinancing of our FILO loan.

Our Corporate Information

Destination XL Group, Inc. was incorporated in Delaware in 1976 under the name “Designs, Inc.” Our principal executive offices are located at 555 Turnpike Street, Canton, Massachusetts 02021 and our telephone number is (781) 828-9300. Our corporate website address is www.dxl.com. Information contained on our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

Non-GAAP Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this prospectus supplement contains non-GAAP financial measures, including adjusted EBITDA and free cash flow. The presentation of these non-GAAP measures is not in accordance with GAAP, and should not be considered superior to or as a substitute for net loss or cash flows from operating activities or any other measure of performance derived in accordance with GAAP. In addition, not all companies calculate non-GAAP financial measures in the same manner and, accordingly, the non-GAAP measures presented in this release may not be comparable to similar measures used by other companies. The Company believes the inclusion of these non-GAAP measures help investors gain a better understanding of the Company’s performance, especially when comparing such results to previous periods, and that they are useful as an additional means for investors to evaluate the Company’s operating results, when reviewed in conjunction with the Company’s GAAP financial statements.

The Company believes that adjusted EBITDA (calculated as earnings before interest, taxes, depreciation and amortization and excluding asset impairment charges, if applicable) is useful to investors in evaluating its performance and is a key metric to measure profitability and economic productivity. The Company is unable to reconcile the adjusted EBITDA guidance for fiscal 2020 or fiscal 2021 to net loss, because certain information necessary for these reconciliations is not available without unreasonable efforts. It is difficult to predict and/or is dependent on future events that are outside of our control. In particular, we are unable to reasonably predict potential asset impairments, because of the ongoing impact of the Covid-19 pandemic on our retail stores.

Free cash flow is a metric that management uses to monitor liquidity. Management believes this metric is important to investors because it demonstrates the Company’s ability to strengthen liquidity while supporting its capital projects and new store growth. Free cash flow is calculated as cash flow from operating activities, less capital expenditures and excludes the mandatory and discretionary repayment of debt. The following is a reconciliation of free cash flows (a non-GAAP measure) from cash flow from operating activities (the comparable GAAP measure):

GAAP to NON-GAAP Free Cash Flow Reconciliation

(in millions)	Fiscal 2020 Guidance	Fiscal 2021 Guidance
Cash flow from operating activities (GAAP)	$(1.8) - 0.2	$	>4.3
Capital expenditures	(4.2)		(4.3)

Free cash flow (non-GAAP)	$(6.0) - (4.0)	$	>0.0

THE OFFERING

The following summary contains basic terms about this offering and the common stock and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus supplement, including but not limited to, the risk factors beginning on page S-6 and the other risks described in the accompanying prospectus and the annual and quarterly reports incorporated by reference therein.

Issuer	Destination XL Group, Inc.

Securities offered	11,111,111 shares of common stock

Common stock to be outstanding after this offering	63,130,772 shares (assuming we sell the maximum number of shares of common stock offered in this offering)

Public offering price	$0.45 per share

Use of proceeds	We intend to use the net proceeds we receive from this offering for working capital and other general corporate purposes. See “Use of Proceeds.” on page S-10.

Risk factors	See the section titled “Risk Factors” commencing on page S-6 of this prospectus supplement and in our base prospectus and the Annual Report incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our common stock.

OTCQX symbol	“DXLG”

The number of shares of our common stock to be outstanding after this offering is based on 52,019,661 shares of our common stock outstanding as of February 1, 2021, which number (i) includes 136,482 shares issued to directors under our Non-Employee Director Compensation Plan on February 1, 2021, and (ii) excludes:

•

3,647,581 shares of common stock issuable upon exercise of stock options outstanding as of January 30, 2021, with exercise prices ranging from $0.53 to $7.02 per share and a weighted average exercise price of $1.09 per share;

•

435,568 shares of deferred stock, 815,292 shares of common stock issuable upon vesting of outstanding restricted stock units and 720,000 shares issuable upon vesting of outstanding performances stock units; and

•

an aggregate of 1,456,300 shares of common stock reserved for future issuance under our equity incentive plans and an aggregate of 863,518 shares of common stock reserved for future issuance under our Non-Employee Director Compensation Plan.

RISK FACTORS

An investment in our common stock involves various risks. You should carefully consider the following risks and all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common stock. In addition, you should read and consider the risk factors associated with our business included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended February 1, 2020 and in our quarterly reports on Form 10-Q for the quarters ended May 2, 2020, August 1, 2020 and October 31, 2020. See “Where You Can Find More Information” for information about how to obtain a copy of this and other documents. If any of those risks actually occurs, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to this Offering

Management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” in this prospectus supplement for a description of our proposed use of proceeds from this offering.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The offering price per share of our common stock being offered is substantially higher than the pro forma net tangible book value per share of our outstanding common stock. As a result, the investor purchasing shares of our common stock in this offering will incur immediate dilution of $0.38 per share, after giving further effect to the sale by us of all the shares of common stock offered hereby and after deducting placement agent fees and estimated offering expenses payable by us. See “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

You may experience future dilution as a result of future equity offerings and other issuances of our securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect the price of our common stock.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock or securities convertible into shares of common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs and Non-Employee Director Compensation Plan. In addition, the sale of shares of common stock in this offering and any future sales of a substantial number of shares of common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.

The shares of common stock offered hereby represent approximately 21.4% of our outstanding common stock as of February 1, 2021. The sale of shares to be issued in this offering in the public market, or any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on the OTCQX. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

We may issue shares of our common and/or preferred stock in the future which could reduce the equity interest of our stockholders and might cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, and 1,000,000 shares of preferred stock, par value $.01 per share. Even after completion of this offering, we may issue additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to raise additional funds or in connection with any strategic acquisitions. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stockholders;

•

may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely also result in the resignation or removal of some or all of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Trading of our common stock on the OTCQX market may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to sell their shares.

In December 2020 we voluntarily delisted our common stock from The Nasdaq Stock Market to the OTCQX tier of the OTC Markets, and is currently quoted under the symbol “DXLG.” Trading in stock quoted on the OTCQX may be thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to our operating performance. Accordingly, stockholders may have difficulty reselling any of their shares. Our common stock will continue to trade on OTCQX so long as we meet their standards for continued qualifications, including having at least two brokers who choose to make a market for our common stock, however, there can be no assurances regarding any such trading.

Our stock price has been and will likely continue to be volatile and fluctuate substantially. As a result, you may not be able to resell your shares at or above your purchase price.

The market price of our common stock has been and will likely continue to fluctuate substantially as a result of many factors, some of which are beyond our control. For example, since January 4, 2021, the last reported sale price of our common stock on the OTCQX has ranged from a low of $0.26 to a high of $0.80 on January 29, 2021. These fluctuations could cause you to lose all or part of the value of your investment in our common stock. Factors that could cause fluctuations in the market price of our common stock include the following:

•	overall changes in the economy and general market volatility;

•	news announcements regarding our quarterly or annual results of operations;

•	quarterly comparable sales;

•	acquisitions;

•	competitive developments;

•	governmental regulation (such as increased wage and paid benefits laws);

•	litigation affecting us; or

•	market views as to the prospects of the retail industry generally.

Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We intend to retain future earnings, if any, for future operations, expansion, and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of common stock will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends is limited by covenants of our existing outstanding indebtedness and may be limited by covenants of any future indebtedness we or our subsidiaries incur, including pursuant to our credit agreement. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including information incorporated by reference herein, contains certain “forward-looking statements” and information relating to us that are based on the beliefs of our management as well as assumptions made by, and information currently available to, us. Forward-looking statements include, but are not limited to, those statements that are based upon management’s current plans and expectations as opposed to historical and current facts and are often identified in this report by use of words including but not limited to “estimates,” “expects,” “contemplates,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “may,” “should” and variations of such words or similar expressions. These statements are based upon estimates and assumptions made by our management that, although believed to be reasonable, are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These and other important factors, including those identified under the heading “Risk Factors” in this prospectus supplement, as such risk factors may be updated from time to time in our periodic filings with the SEC, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among others, the following:

•	Our ability to operate due to the business interruption caused by the Coronavirus pandemic that resulted in temporary store closings and reduced store operating hours;

•	Our ability to execute our strategy and grow our market share;

•	Our ability to develop and execute marketing programs to drive traffic and convert that traffic into a loyal customer base;

•	Our ability to grow our direct business and develop our e-commerce and internet infrastructure;

•	Our ability to grow our wholesale segment;

•	Our ability to develop and implement our omni-channel initiatives;

•	Our ability to maintain our central distribution center;

•	Our ability to successfully manage our store portfolio and obtain acceptable lease terms;

•	Our ability to be successful in a highly competitive market;

•	Our ability to engage third parties to manufacture our merchandise;

•	Our ability to operate with economic, health and political issues abroad and in the U.S.;

•	Our ability to operate and expand our business and to respond to changing business and economic conditions will depend on the availability of adequate capital;

•	Our ability to protect the proprietary information of our customers and our security systems;

•	Our ability to predict fashion trends and customer preferences successfully;

•	Our ability to maintain our key trademarks and licenses;

•	Our ability to attract and maintain key personnel;

•	Our ability to manage the price, availability and quality of raw materials and finished goods;

•	Our ability to comply with laws, rules and regulations;

•	The ability of our stock price to withstand volatility due to many factors;

•	Our ability to maintain listing of our common stock on the OTCQX; and

•	Our ability to maintain as a going concern.

You should evaluate all forward-looking statements made in this prospectus supplement in the context of these risks and uncertainties.

We caution you that the risks, uncertainties and other factors referenced above, many of which are beyond our control, may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements in this prospectus supplement apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the shares in this offering will be approximately $4.4 million after deducting placement agent fees and other estimated offering expenses payable by us, assuming we sell all of the shares offered hereby.

We intend to use the net proceeds from the sale of our common stock in this offering for working capital and other general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds, if any, from this offering. Accordingly, we will retain broad discretion over the use of any such proceeds. Pending the use of the net proceeds, from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DILUTION

Our net tangible book value as of October 31, 2020, was $(0.1) million, or $(0.00) per share of common stock. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of October 31, 2020. After giving effect to our sale of 11,111,111 of shares of common stock in this offering at the offering price of $0.45 per share, and after deduction of estimated offering expenses payable by us, our net tangible book value as of October 31, 2020, would have been $4.3 million, or $0.07 per share. This represents an immediate increase in net tangible book value of $0.07 per share to existing stockholders and an immediate dilution in net tangible book value of $0.38 per share to purchasers of common stock in this offering. The following table illustrates this calculation.

Offering price per share of common stock		$0.45
Net tangible book value per share as of October 31, 2020	$(0.0)
Increase per share attributable to this offering	$0.07

As adjusted net tangible book value per share after this offering		$0.07

Dilution per share to new investors in this offering		$0.38

The number of shares outstanding after the offering is based on 51,567,582 shares outstanding as of October 31, 2020. The number of outstanding shares after the offering does not include, in each case as of October 31, 2020:

•	3,676,229 shares of common stock issuable upon the exercise of outstanding stock options as of October 31, 2020 at a weighted average exercise price of $1.12 per share;

•

316,703 shares of deferred stock, 835,774 shares of common stock issuable upon vesting of outstanding restricted stock units and 720,000 shares issuable upon vesting of outstanding performances stock units; and

•

2,087,111 additional shares of common stock reserved for future issuance as of October 31, 2020 under our equity incentive plans and 84,228 additional shares of common stock reserved for future issuance as of October 31, 2020 under our Non-Employee Director Compensation Plan.

PLAN OF DISTRIBUTION

D.A. Davidson & Co. is acting as the exclusive placement agent in connection with the offering (“Davidson” or the “placement agent”) pursuant to a placement agency agreement dated February 5, 2021 (the “placement agency agreement”). The placement agent is not purchasing or selling the securities offered by this prospectus supplement, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its “reasonable best efforts” to arrange for the sale of all of the securities offered hereby pursuant to this prospectus supplement and the accompanying prospectus. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. There is no requirement that any minimum number of shares of common stock or dollar amount of common stock be sold in this offering, and there can be no assurance that we will sell all or any of the common stock being offered.

We entered into securities purchase agreements dated February 5, 2021 directly with investors in connection with this offering, and we will only sell to investors who have entered into securities purchase agreements. We expect to deliver the common stock being offered pursuant to this prospectus supplement, on or about February 9, 2021, subject to customary closing conditions (the “closing”).

We have agreed to pay the placement agent a total cash fee equal to 7.0% of the gross proceeds of this offering. We have agreed to reimburse the placement agent for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal fees which shall be limited to, in the aggregate, $50,000. We have also agreed to pay to the placement agent a cash retainer of $100,000. We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $130,000.

The following table shows per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the securities pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the securities offered hereby:

	Per Share	Maximum Amount
Placement agent fees	$0.0315	$349,999.99

We, the members of our board of director, and certain of our executive officers, have agreed, subject to certain limited exceptions, not to issue or sell any common stock (or common stock equivalents) for a period of 30 days after the closing.

We have agreed to indemnify the placement agent and specified other persons against some civil liabilities, including, without limitation liabilities caused by or arising out of any untrue statement of material fact contained in the Registration Statement or this prospectus supplement or accompanying prospectus or by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent acting as principal. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The form of securities purchase agreement is included as an exhibit to a Current Report on Form 8-K that we filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Certain Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which it may in the future receive customary fees, commissions and expenses. We have agreed to pay the placement agent a cash retainer of $100,000 with respect to future services.

In addition, in the ordinary course of their business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

In connection with the offering, the placement agent may distribute this prospectus supplement by electronic means, such as e-mail.

Closing

The placement agency agreement provides that the obligations of the placement agent are subject to certain customary conditions precedent, including the receipt of customary legal opinions, letters and certificates and the absence of any material adverse change in our business. The placement agency agreement also contains customary representations and warranties that must be true and correct as of the closing.

We currently anticipate that closing of the sale of the shares will take place on or about February 9, 2021. At or prior to the closing, each purchaser will deliver to the company an amount equal to such purchaser’s subscription amount (via wire transfer). At the closing, we will deliver to each purchaser its respective shares (via the Depository Trust Company’s Deposit/Withdrawal at Custodian system).

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including for breaches of the placement agency agreement and civil liabilities under the Securities Act, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

Stabilizing Transactions

The placement agent has informed us that it does not intend to engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

Additional Information

The placement agent and its affiliates may in the future perform various financial advisory and investment banking services for us, for which they will receive customary fees and expenses.

Transfer Agent

The transfer agent for our common stock to be issued in this offering is American Stock Transfer & Trust Company, LLC, located at 6201 15th Avenue, Brooklyn, New York 11219.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Greenberg Traurig LLP, Boston, Massachusetts. Dorsey & Whitney LLP, Salt Lake City, Utah is acting as counsel for the placement agent in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements of Destination XL Group, Inc. as of February 1, 2020 and February 2, 2019 and for each of the years in the three-year period ending February 1, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of February 1, 2020, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the February 1, 2020 consolidated financial statements refers to a change in the method of accounting for leases as of February 3, 2019 due to the adoption of Accounting Standards Update 2016-12, Leases (Topic 842) and Accounting Standards Update 2018-11, Leases (Topic 842): Targeted Improvements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The reports and other information filed by us with the SEC are also available at our website, https://investor.dxl.com/investor-relations. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus or any prospectus supplement and should not be considered to be part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC’s Internet site.

INCORPORATION BY REFERENCE

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We incorporate by reference the documents listed below and any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the prospectus supplement and before the sale of all the securities covered by this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended February 1, 2020 and filed on March 19, 2020, as amended by the Form 10-K/A filed on June 1, 2020;

•	our Definitive Proxy Statement filed with the SEC on July 2, 2020;

•	our Quarterly Report on Form for the quarter ended May 2, 2020, filed on June 4, 2020;

•	our Quarterly Report on Form for the quarter ended August 1, 2020, filed on August 27, 2020;

•	our Quarterly Report on Form for the quarter ended October 31, 2020, filed on November 20, 2020;

•	our Current Reports on Form 8-K filed with the SEC on February 14, March 23, March 30, April 16, June 12, August 13, September 4, October 16, November 2, December 3 and December 11, 2020; and

•	the description of our common stock included in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended February 1, 2020.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

Destination XL Group, Inc.

555 Turnpike Street

Canton, MA 02021

Attn: Corporate Secretary

(781) 828-9300

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including information incorporated by reference as described above We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PROSPECTUS

Destination XL Group, Inc.

$25,000,000

Common Stock

Preferred Stock

Depositary Shares

Warrants

Debt Securities

Purchase Contracts

Rights

Units

We may offer and sell from time to time, in one or more transactions, common stock, preferred stock, depositary shares, warrants, debt securities, purchase contracts, rights and units that include any of these securities, up to a total public offering price of $25,000,000 on terms to be determined at the time of sale. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide specific terms of these securities and the specific manner in which we offer these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

We may offer and sell these securities directly to investors, to or through one or more underwriters, dealers and agents, or through a combination of these methods, on a continuous or delayed basis. For more information, see “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in a prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any securities in respect of which this prospectus is delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “DXLG.” On June 1, 2020, the closing price of our common stock on the Nasdaq Global Select Market was $0.40 per share.

As of June 1, 2020, the aggregate market value of the voting and non-voting common equity held by non-affiliates, computed by reference to the price at which the common equity was last sold or the average bid and asked price of such common equity on that date, was approximately $12,206,614 based on 51,078,020 shares of outstanding common stock, of which 30,516,535 were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 1 of this prospectus. We may include additional risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 16, 2020.

Important Notice about the Information Presented in this Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, see the section of this prospectus entitled “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” carefully before making an investment decision.

Unless the context otherwise requires, the terms “Destination XL Group, Inc.,” “DXLG,” “the Company,” “our company,” “we,” “us,” “our” and similar names refer collectively to Destination XL Group, Inc. and its subsidiaries.

PROSPECTUS SUMMARY

The Company

We are the largest specialty retailer of big and tall men’s clothing and shoes with retail operations in the United States and Toronto, Canada and direct businesses throughout the United States, Canada, and Europe. We operate under the trade names of Destination XL®, DXL®, DXL Men’s Apparel, DXL outlets, Casual Male XL® and Casual Male XL outlets. We currently operate 228 DXL retail stores, 17 DXL outlet stores, 50 Casual Male XL retail stores, 26 Casual Male XL outlet stores and a direct business at www.dxl.com. In fiscal 2018, we launched a wholesale business unit focused on product development and distribution relationships with key retailers offering both private label and co-branded men’s big & tall apparel lines.

We are incorporated in the state of Delaware. Our principal executive offices are located at 555 Turnpike Street, Canton, Massachusetts 02021. Our telephone number is (781) 828-9300. Our Internet address is www.dxl.com. Information contained on our website or that is accessible through our website should not be considered to be part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect” or “anticipate” or the negatives thereof, variations thereon or similar terminology, although not all forward-looking statements contain these identifying words. These forward-looking statements, which are not exhaustive, generally relate to plans and objectives for future operations and are based upon management’s reasonable estimates of future results or trends and also includes statements regarding the impact of the coronavirus outbreak on the Company’s business and results in fiscal 2020 and actions being taken by the Company to mitigate the impact, including to reduce operating expenses and capital expenditures, cancel inventory receipts, and to preserve liquidity. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus, and in the documents we incorporate by reference in this prospectus. You should read these factors and other cautionary statements made in this prospectus and any accompanying prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference. These factors include, among other things:

•	Our ability to operate due to the business interruption caused by the Coronavirus pandemic that resulted in temporary store closings;

•	Our ability to execute our strategy and grow our market share;

•	Our ability to develop and execute marketing programs to drive traffic and convert that traffic into a loyal customer base;

•	Our ability to grow our direct business and develop our e-commerce and internet infrastructure;

•	Our ability to grow our wholesale segment;

•	Our ability to develop and implement our omni-channel initiatives;

•	Our ability to maintain our central distribution center;

•	Our ability to identify suitable store locations with acceptable lease terms;

•	Our ability to be successful in a highly competitive market;

•	Our ability to engage third parties to manufacture our merchandise;

•	Our ability to operate with economic, health and political issues abroad and in the U.S;

•	Our ability to operate and expand our business and to respond to changing business and economic conditions will depend on the availability of adequate capital;

•	Our ability to protect the proprietary information of our customers and our security systems;

•	Our ability to predict fashion trends and customer preferences successfully;

•	Our ability to maintain our key trademarks and licenses;

•	Our ability to attract and maintain key personnel;

•	Our ability to manage the price, availability and quality of raw materials and finished goods;

•	Our ability to comply with laws, rules and regulations;

•	The ability of our stock price to withstand volatility due to many factors;

•	Our ability to maintain listing of our common stock on the Nasdaq Global Select Market; and

•	Our ability to maintain as a going concern.

New risk factors emerge from time to time and it is not possible for us to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances in which the forward-looking statement is based.

USE OF PROCEEDS

We currently intend to use the estimated net proceeds from the sale of these securities for working capital and other general corporate purposes. Working capital and other general corporate purposes may include repaying debt, making capital expenditures, funding general and administrative expenses and any other purpose that we may specify in any prospectus supplement. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	depositary shares;

•	warrants to purchase common stock, preferred stock, depositary shares or units;

•	debt securities;

•	purchase contracts;

•	rights to purchase common stock, preferred stock, depositary shares or warrants; or

•	units comprised of common stock, preferred stock, depositary shares, debt securities, warrants and purchase contracts in any combination.

In this prospectus, we refer to the common stock, preferred stock, depositary shares, warrants, debt securities, purchase contracts, rights and units collectively as “securities.” The total dollar amount of all securities that we may issue will not exceed $25,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

For a description of our common stock, please see the Description of Securities of the Company filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended February 1, 2020 filed with the SEC on March 19, 2020, and any future description of capital stock filed thereafter for the purpose of updating such description.

DESCRIPTION OF PREFERRED STOCK

Under our certificate of incorporation, we have authority to issue 1,000,000 shares of preferred stock, par value $.01 per share. Of these shares, 50,000 shares have been designated as “Series A Junior Participating Preferred Stock,” none of which are outstanding, and 200,000 shares have been designated as “Series B Convertible Preferred Stock,” none of which are outstanding.

Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board of directors. Prior to the issuance of shares of each series, the board of directors is required by the Delaware General Corporation Law and our certificate of incorporation to fix, for each series, the designations, powers and preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof, as are permitted by Delaware law. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock. When issued, the preferred stock will be fully paid and nonassessable and will have no preemptive rights.

If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the terms of the preferred stock, including, if applicable, the following:

•	the title of the series and stated value;

•	the number of shares of the series of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;

•	the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

•	the date from which dividends on the preferred stock will accumulate, if applicable;

•	any procedures for auction and remarketing;

•	any provisions for a sinking fund;

•	any applicable provision for redemption and the price or prices, terms and conditions on which preferred stock may be redeemed;

•	any securities exchange listing;

•	any voting rights and powers;

•	whether interests in the preferred stock will be represented by depositary shares;

•	the terms and conditions, if applicable, of conversion into shares of our common stock, including the conversion price or rate or manner of calculation thereof;

•	a discussion of any material U.S. federal income tax considerations;

•	the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

•

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of such series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

We may issue receipts for depositary shares representing fractional shares of preferred stock. The fractional share of the applicable series of preferred stock represented by each depositary share will be set forth in the applicable prospectus supplement.

The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences, and privileges, and will be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any deposit agreement, including a form of depositary receipt, that describes the terms of any depositary shares we are offering before the issuance of the related depositary shares. The following summaries of material provisions of the deposit agreement, the depositary shares, and the depositary receipts are subject to, and qualified in their entirety by reference to, all of the provisions of the deposit agreement applicable to a particular offering of depositary shares. We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

Form

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts will entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Underlying Preferred Stock

Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

Redemption of Depositary Shares

If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Voting

Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

Conversion of Preferred Stock

If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions that direct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder’s depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution, or winding up.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock, the initial issuance of the depositary shares, any redemption of the preferred stock, and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income, and other taxes and governmental charges and other specified charges as provided in the deposit arrangement for their accounts. If these charges have not been paid, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt.

Limitation on Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts, or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Corporate Trust Office of Depositary

The depositary’s corporate trust office will be set forth in the applicable prospectus supplement relating to a series of depositary shares. The depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of preferred stock are redeemable, the depositary will act as redemption agent for the corresponding depositary receipts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Reports to Holders

We will deliver all required reports and communications to holders of the preferred stock to the depositary, and it will forward those reports and communications to the holders of depositary shares. Upon request, the depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the depositary that such inspection is for a proper purpose reasonably related to such person’s interest as an owner of depositary shares evidenced by the receipts.

DESCRIPTION OF WARRANTS

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent, or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Terms

The applicable prospectus supplement will describe the terms of any warrants in respect of which this prospectus is being delivered, including:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporate by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or information incorporated by reference therein. Holders of warrants may exercise the warrants at any time up to the specified time on the expiration date set forth in the applicable prospectus supplement or information incorporated by reference therein. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement or information incorporated by reference therein.

Warrants may be exercised as set forth in the applicable prospectus supplement or information incorporated by reference therein. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or information incorporated by reference therein, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT SECURITIES

Our debt securities may be issued from time to time in one or more series and may include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series. When describing any debt securities, references to “we,” “us” and “our” refer to the issuer of those debt securities and not to any of its subsidiaries.

The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. The following summary of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of the indenture and any form of debt security that has been filed in the manner described under “Where You Can Find More Information.”

For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read this prospectus and the applicable prospectus supplement, indenture (including any amendments or supplements we may enter into from time to time that are permitted under the debt securities or indenture) and form of debt security.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. The indenture does provide that we may issue debt securities up to the principal amount that we may authorize, which may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The prospectus supplement relating to a particular series of debt securities will describe the terms of the debt securities offered by that prospectus supplement and by this prospectus, including the following:

•	the title and authorized denominations of the debt securities;

•	any limit on the aggregate principal amount of that series of debt securities;

•	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

•	interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	the guarantors, if any, of our obligations under the debt securities;

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if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

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the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

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our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the terms, if any, on which the debt securities of that series and any guarantees thereof will be subordinate in right and priority of payment to our other debt;

•	the denominations in which those debt securities will be issuable;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

•	if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

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if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	the covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus, including the merger, consolidation and sale covenant;

•	the events of default relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•	the nature and terms of any security for any secured debt securities;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons, and such registered securities will be issued in denominations of $1,000 or any integral multiple thereof.

Unless otherwise indicated in the applicable prospectus supplement, we will pay interest on the debt securities to the persons who are their registered holders at the close of business on a certain date preceding the respective interest payment date. We will not be required to register the transfer or exchange of debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of or an offer to repurchase debt securities of that series or 15 days before an interest payment date.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

The indenture generally permits a consolidation or merger between us and another entity, and another corporation, if the surviving corporation meets certain limitations and conditions. Subject to these conditions, the indenture also permits the sale or transfer by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation shall assume all of our responsibilities and liabilities under the indenture including the payment of all amounts due on the debt securities and performance of the covenants in the indenture.

We are only permitted to consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indenture, as indicated in the applicable prospectus supplement. The remaining or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor corporation may exercise our rights and powers under any indenture, in our name or in its own name.

Redemption and Repurchase

The debt securities may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•	failure to pay interest for 90 days after the date payment is due and payable;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

•	failure to perform other covenants for 90 days after notice of such default or breach and request for it to be remedied;

•	events in bankruptcy, insolvency or reorganization relating to us; or

•	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, waive any past default and consequences of such default.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of a continuing default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee indemnity for the costs, expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 90 days of the request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge certain of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by certain covenants of outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the indenture, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things, we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified by a nationally recognized firm of independent certified accountants to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series.

Although we may discharge or decrease our obligations under the indenture as described in the preceding paragraphs, we may not discharge certain enumerated obligations, including but not limited to, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture and Waivers

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	cure any ambiguity, defect, or inconsistency in the indenture or in the debt securities of any series;

•	evidence the assumption by a successor entity of our obligations;

•	provide for uncertificated debt securities in addition to or in place of certificated securities;

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add to the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the indenture conferred upon us;

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add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the indenture;

•	make any change that does not adversely affect the rights of any holder of any debt securities in any material respect;

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provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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evidence and provide for the acceptance of appointment under the indenture by a successor trustee; and comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Any provision of the indenture shall automatically be deemed to have been modified, eliminated or added to the extent required to be made as a result of an amendment to the Trust Indenture Act.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the fixed maturity of any debt security;

•	reduce the principal amount of any debt security;

•	reduce the rate or extend the time of payment of interest on any debt security;

•	reduce any premium payable upon redemption of any debt security; or

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reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•	a default in the payment of the principal of or premium or interest on any such debt security; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary or nominee for a depositary identified in the applicable prospectus supplement. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole:

•	by the depository to a nominee of such depository;

•	by a nominee of such depository to such depository or another nominee of such depository; or

•	by such depository, or any such nominee to a successor of such depository, or a nominee of such successor.

The specific terms of the depository arrangement with respect to a series of global debt securities and certain limitations and restrictions relating to a series of global bearer securities will be described in the applicable prospectus supplement.

Concerning the Trustee

The indenture provides that in the event that the trustee resigns or is removed with respect to less than all series of debt securities outstanding under the indenture, there may be more than one trustee under the indenture. If there are different trustees for different series of debt securities under the indenture, each such trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The trustee may engage in other transactions with us. If the trustee acquires any conflicting interest relating to any duties concerning the debt securities, however, the trustee must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture is, and any debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of shares of common stock or preferred stock, depositary shares, warrants, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of shares of common stock or preferred stock, depositary shares, warrants, or any combination of the above. The price of the securities subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units, each consisting of a purchase contract and one or more of the other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. If we issue a purchase contract as part of a unit, the applicable prospectus supplement will state whether the purchase contract will be separable from the other securities in the unit before the purchase contract settlement date. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement, and in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

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whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

Material U.S. federal income tax consideration applicable to the purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock, preferred stock, depositary shares, debt securities or warrants that we may offer to our security holders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of common stock, preferred stock, depositary shares, debt securities or warrants purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the amount of shares of common stock, preferred stock, depositary shares or warrants at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, depositary shares, debt securities, purchase contracts, and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units” will apply to each unit and to any common stock, preferred stock, depositary share or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to one or more underwriters or dealers for resale to the public or to investors;

•

in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, to or through a market maker or into an existing trading market, or an exchange or otherwise;

•	directly to investors in privately negotiated transactions; or

•	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of our securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such common stock may be listed.

Underwriters

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if they purchase any of the securities offered. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriters the nature of any such relationship.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the Nasdaq Global Select Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us, if any, in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also effect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Global Select Market or otherwise and, if commenced, may be discontinued at any time.

EXPERTS

The consolidated financial statements of Destination XL Group, Inc. as of February 1, 2020 and February 2, 2019 and for each of the years in the three-year period ending February 1, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of February 1, 2020, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the February 1, 2020 consolidated financial statements refers to a change in the method of accounting for leases as of February 3, 2019 due to the adoption of Accounting Standards Update 2016-12, Leases (Topic 842) and Accounting Standards Update 2018-11, Leases (Topic 842): Targeted Improvements.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by our counsel, Greenberg Traurig, LLP, Boston, Massachusetts. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The reports and other information filed by us with the SEC are also available at our website, https://investor.dxl.com/investor-relations. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus or any prospectus supplement and should not be considered to be part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended February 1, 2020, as amended by the Form 10-K/A filed on June 1, 2020;

(2)	Our Quarterly Report on Form 10-Q for the quarter ended May 2, 2020;

(3)	Our Current Reports on Form 8-K filed with the SEC on February 14, 2020, March 23, 2020, March 30, 2020 and April 16, 2020; and

(4)	The description of our common stock contained in our Registration Statement on Form 8-A filed on May 27, 1987, and any amendments or reports filed for the purpose of updating that description.

In addition, we also incorporate by reference all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) after the date of this prospectus and prior to the termination of the offering of the securities under this Registration Statement (except in each case for the information contained in such documents that is deemed to be “furnished” and not “filed”).

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

Destination XL Group, Inc.

555 Turnpike Street

Canton, MA 02021

Attn: Corporate Secretary

(781) 828-9300

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

11,111,111 Shares

DESTINATION XL GROUP, INC.

Common Stock

PROSPECTUS SUPPLEMENT

D.A. DAVIDSON & CO.

February 5, 2021